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                                                                    EXHIBIT 21.1

                          FSC SEMICONDUCTOR CORPORATION
                            Worldwide Subsidiary List

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

                                                                                                 Percentage      State/Country of
                                                                                                  Ownership        Incorporation
                                                                                                 -----------     ----------------
   Fairchild Semiconductor Corporation                                                              100%            Delaware
   Fairchild Semiconductor Corporation of California                                                100%            Delaware
   Fairchild Semiconductor Ltd.                                                                     100%            England
   Fairchild Semiconductor GmbH                                                                     100%            Germany
   Fairchild Semiconductor S.r.l                                                                    100%            Italy
   Fairchild Semiconductor Japan Ltd.                                                               100%            Japan
   Fairchild Semiconductor Hong Kong Ltd.                                                           100%            Hong Kong
   Fairchild Semiconductor Hong Kong (Holdings) Ltd.                                                100%            Hong Kong
   Fairchild Semiconductor Asia Pacific Pte. Ltd.                                                   100%            Singapore
   Fairchild Semiconductor (Malaysia) Sdn. Bhd.                                                     100%            Malaysia


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